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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the inclusion and incorporation by reference in Amendment No. 2 to Form S-2 Registration Statement #333-91362 of Penn-America Group, Inc. for the registration of 4,600,000 shares of its common stock of our report dated January 18, 2002, except for share and per share information in Notes 2, 11, 14 and 15, and the fourth paragraph in Note 1, first paragraph in Note 3 and the last paragraph in Note 6 as to which the date is September 6, 2002, with respect to the consolidated financial statements of Penn-America Group, Inc. included therein and incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001, and our report dated March 27, 2002 with respect to the related Form 10-K financial statement schedules included therein, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
September 6, 2002